EXHIBIT 99.1

MGP Ingredients, Inc. Schedules Fiscal 2009 First Quarter Financial Release Date, Conference Call

ATCHISON, Kan., Nov. 5, 2008 (GLOBE NEWSWIRE) -- MGP Ingredients, Inc. (Nasdaq:MGPI) will report its fiscal 2009 first quarter financial results on Monday, November 10. An investor conference call will be held the following day, November 11, at 10 a.m. central time.

The conference call will be led by Tim Newkirk, president and chief executive officer, and Robert Zonneveld, vice president of finance and administration and chief financial officer. They will review the company's first quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (888) 203-7667 domestically, or (719) 955-1566 internationally by 9:50 a.m. central time on November 11. The conference identification number for entering the call is 7188490. Otherwise, it may be accessed on the Internet at www.mgpingredients.com.

In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products, including specialty wheat proteins and starches and food grade and fuel grade alcohol. The company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

CONTACT:  MGP Ingredients, Inc.
          Marta Myers
          913-360-5232